Exhibit 99.1

Kenexa Announces Financial Results for First Quarter 2010

WAYNE, Pa. – May 4, 2010 – Kenexa (Nasdaq: KNXA), a global provider of business solutions for human resources, today announced operating results for the first quarter ended March 31, 2010.

For the first quarter of 2010, Kenexa reported total revenue of $39.7 million, compared to $38.8 million for the first quarter of 2009.  Within total revenue, subscription revenue was $33.3 million for the first quarter of 2010, consistent with the first quarter of 2009.  Professional services and other revenue was $6.4 million for the first quarter of 2010, compared to $5.6 million for the first quarter and $5.7 million for the fourth quarter of 2009.

“Our first quarter results were consistent with our expectations and are highlighted by a return to positive year-over-year revenue growth and cash flow that materially exceeded our reported profitability,” said Rudy Karsan, Chief Executive Officer of Kenexa.  “The underlying momentum of Kenexa’s business is evidenced by continued growth of our deferred revenue, combined with another strong quarter of competitive wins with large, global organizations.  Customer and industry analyst response to Kenexa’s technology and product roadmap continues to be very favorable, and we are able to offer the Global 5,000 a unique value proposition based on an end-to-end product suite and industry leading domain expertise.”

Karsan concluded, “While we remain somewhat cautious from a near-term perspective, our longer-term optimism continues to grow.  We expect recent sales activity and improved renewal rates to drive sequential revenue growth in the second quarter, and we will continue to execute against our sales and marketing investment strategy to position Kenexa for market share gains as the economic environment and jobs market eventually improve.”

Non-GAAP income from operations, which excludes share-based compensation expense and amortization of acquired intangibles, was $2.3 million for the three months ended March 31, 2010.  For the three months ended March 31, 2009, non-GAAP income from operations, which excludes share-based compensation expense, amortization of acquired intangibles, a non-cash goodwill impairment charge, severance expenses and professional fees associated with our variable interest entity, was $3.9 million.  Non-GAAP net income available to common shareholders was $2.2 million for the three months ended March 31, 2010.  Non-GAAP net income available to common shareholders was $0.10 per diluted share for the quarter ended March 31, 2010, compared to $0.14 per diluted share in the first quarter of 2009.

Kenexa’s income from operations for the three months ended March 31, 2010, determined in accordance with GAAP, was $62,000, compared with loss from operations of $33.6 million for the same period of 2009. GAAP net loss allocable to common shareholders was $18,000, or $0.00 per diluted share for the three months ended March 31, 2010, compared to a net loss of $34.3 million and a loss of $1.52 per diluted share in the same period of 2009. GAAP loss from operations, net loss and net loss per share in the first quarter of 2009 included the impact of a $33.3 million non-cash goodwill impairment charge.

A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Kenexa had cash, cash equivalents and investments of $62.6 million at March 31, 2010, an increase from $58.8 million at the end of the prior quarter.  The Company generated cash from operations of $8.8 million during the first quarter, which was partially offset by capital expenditures.  Deferred revenue was $54.5 million at March 31, 2010, an increase of approximately $4.5 million compared to the end of the fourth quarter 2009 and an increase of 32% from the end of the year ago period.

Other First Quarter Highlights

•	More than 30 “preferred partner” customers were added during the quarter (defined as customers that spend more than $50,000 annually).

•	The average annual revenue from the Company’s top 80 customers was greater than $1.0 million, consistent with the end of the prior quarter.

•
Kenexa was named a major player in the IDC MarketScape: Worldwide Integrated Talent Management 2010 Vendor Analysis for the second consecutive year.  Kenexa was judged a major player based on the strength of its global talent management capabilities and strategies.

•	Kenexa Recruiter BrassRing was selected as a finalist for the prestigious CODiE Awards in the Best Human Capital Management Solution category.

•
Kenexa was included on TrainingIndustry.com’s 2010 Leadership Training Companies “Watch List.”  Criteria for the list included: new and innovative service offerings; a unique approach to leadership development solutions; a commitment to thought leadership; and the quality of initial clients.

Business Outlook

Based on information as of today, May 4, 2010, the Company is issuing guidance for the second quarter and full year 2010 as follows:

Second Quarter 2010: The Company expects revenue to be $41 million to $43 million, and non-GAAP operating income to be $3.7 million to $3.9 million. Assuming an effective tax rate for reporting purposes of approximately 20% and approximately 23.2 million shares outstanding, Kenexa expects its non-GAAP net income per diluted share to be $0.12 to $0.13.

Full Year 2010: The Company expects revenue to be $162 million to $169 million, and non-GAAP operating income to be $14.5 million to $18.5 million. Assuming an effective tax rate for reporting purposes of approximately 20% and approximately 23.2 million shares outstanding, Kenexa expects its non-GAAP net income per diluted share to be $0.52 to $0.66.

Conference Call Information

Kenexa will host a conference call today, May 4, 2010, at 5:00 pm (Eastern Time) to discuss the Company's financial results. To access this call, dial 877-407-9039 (domestic) or 201-689-8470 (international). A replay of this conference call will be available through May 11, 2010, at 877-660-6853 (domestic) or 201-612-7415 (international). The replay account number is 3055 and the passcode is 348586. A live webcast of this conference call will be available on the "Investor Relations" page of the Company's Web site, (www.kenexa.com) and a replay will be archived on the Web site as well.

Forward-Looking Statements

This press release includes certain “forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" or words of similar meaning.  These statements may contain, among other things, guidance as to future revenue and earnings, operations, expected benefits from acquisitions, prospects of the business generally, intellectual property and the development of products.  These statements are based on our current beliefs or expectations and are inherently subject to various risks and uncertainties, including those set forth under the caption "Risk Factors" in Kenexa’s most recent Annual Report on Form 10-K as filed with the Securities and Exchange Commission and as revised or supplemented by Kenexa’s quarterly reports on Form 10-Q.  Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors, Kenexa’s ability to implement business and acquisition strategies or to complete or integrate acquisitions.  Kenexa does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures.  Kenexa believes that non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Kenexa’s financial condition and results of operations.  The Company’s management uses these non-GAAP results to compare the Company’s performance to that of prior periods for trend analyses, for purposes of determining executive incentive compensation, and for budget and planning purposes.  These measures are used in monthly financial reports prepared for management and in quarterly financial reports presented to the Company’s Board of Directors.  The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial measures with other companies in the Company’s industry, many of which present similar non-GAAP financial measures to investors.

Management of the Company does not consider such non-GAAP measures in isolation or as an alternative to such measures determined in accordance with GAAP. The principal limitation of such non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded.  In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which charges are excluded from the non-GAAP financial measures.

In order to compensate for these limitations, management of the Company presents its non-GAAP financial measures in connection with its GAAP results.  Kenexa urges investors and potential investors in the Company’s securities to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures which it includes in press releases announcing earnings information, including this press release, and not to rely on any single financial measure to evaluate the Company’s business.

Kenexa presents the following non-GAAP financial measures in this press release: non-GAAP income from operations; non-GAAP net income available to common shareholders’; non-GAAP gross profit; non-GAAP sales and marketing expense; non-GAAP general and administrative expense; non-GAAP research and development expense; non-GAAP operating margin, and non-GAAP net income per diluted share as described below.

The Company’s non-GAAP financial measures exclude the following:

Share-based compensation.  Share-based compensation consists of expenses for stock options and stock awards that the Company began recording in accordance with SFAS 123(R) during the first quarter of 2006. Share-based compensation was $1.3 million for the three months ended March 31, 2010 and $1.2 million for the three months ended March 31, 2009. Share-based compensation expenses are excluded in the Company’s non-GAAP financial measures because share-based compensation amounts are difficult to forecast. This is due in part to the magnitude of the charges which depends upon the volume and timing of stock option grants, which are unpredictable and can vary dramatically from period to period, and external factors such as interest rates and the trading price and volatility of the Company’s common stock.  The Company believes that this exclusion provides meaningful supplemental information regarding the Company’s operating results because these non-GAAP financial measures facilitate the comparison of results for future periods with results from past periods. The dilutive effect of all outstanding options is included in the calculation of diluted earnings per share on both a GAAP and a non-GAAP basis.

Amortization of acquired intangible assets. In accordance with GAAP, operating expenses include amortization of acquired intangible assets which are amortized over the estimated useful lives of such assets.  Amortization of acquired intangible assets was $0.9 million for the three months ended March 31, 2010, and $1.1 million for the three months ended March 31, 2009. Amortization of acquired intangible assets is excluded from the Company’s non-GAAP financial measures because the Company believes that such exclusion facilitates comparisons to its historical operating results and to the results of other companies in the same industry, which have their own unique acquisition histories.

Goodwill impairment charge.  The Company recorded a non-cash goodwill impairment charge in the first quarter of 2009 of $33.3 million as a result of a substantial decrease in the Company’s stock price, reflecting the impact of the unprecedented turmoil in world economies and the resultant impact on the Company’s operations.

Severance expenses. The company incurred charges in the amount of $1.2 million in relation to additional severance expenses in the first quarter of 2009. These charges were excluded from non-GAAP income to facilitate a more meaningful comparison to the prior year’s results.

Professional fees associated with our variable interest entity.  The company incurred professional fees in connection with its Chinese expansion in the amount of $0.7 million during the first quarter of 2009.  The Company believes that such exclusion facilitates comparisons to its historical operating results and to the results of other companies in the same industry, which have their own unique acquisition histories.

About Kenexa

Kenexa® provides business solutions for human resources. We help global organizations multiply business success by identifying the best individuals for every job and fostering optimal work environments for every organization. For more than 20 years, Kenexa has studied human behavior and team dynamics in the workplace, and has developed the software solutions, business processes and expert consulting that help organizations impact positive business outcomes through HR. Kenexa is the only company that offers a comprehensive suite of unified products and services that support the entire employee lifecycle from pre-hire to exit. Additional information about Kenexa and its global products and services can be accessed at www.kenexa.com.

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Note to editors: Kenexa is a registered trademark of Kenexa.  Other company names, product names and company logos mentioned herein are the trademarks or registered trademarks of their respective owners.

CONTACTS:

MEDIA CONTACT:

Jennifer Meyer Kenexa (612) 332-6383 jennifer.meyer@kenexa.com	Jeanne Achille The Devon Group (732) 224-1000, ext. 11 jeanne@devonpr.com

INVESTOR CONTACT:

Kori Doherty
ICR
(610) 956-6730
kdoherty@icrinc.com

Kenexa Corporation and Subsidiaries
Consolidated Balance Sheets
(In thousands, except share data)

	March 31,	December 31,
	2010	2009
Assets	(unaudited)
Current assets
Cash and cash equivalents	$38,302	$29,221
Short-term investments	24,252	29,570
Accounts receivable, net of allowance for doubtful accounts of $2,019 and $2,090, respectively	26,082	26,782
Unbilled receivables	3,355	4,457
Income tax receivable	1,630	1,704
Deferred income taxes	7,926	8,685
Prepaid expenses and other current assets	9,844	8,428
Total current assets	111,391	108,847

Property and equipment, net of accumulated depreciation	19,462	19,530
Software, net of accumulated amortization	18,148	17,337
Goodwill	3,664	3,204
Intangible assets, net of accumulated amortization	7,963	9,143
Deferred income taxes, non-current	34,911	34,879
Other long-term assets	10,121	9,403
Total assets	$205,660	$202,343

Liabilities and Shareholders' equity
Current liabilities
Accounts payable	$5,644	$5,727
Notes payable, current	6	16
Commissions payable	1,127	671
Accrued compensation and benefits	3,284	4,820
Other accrued liabilities	6,192	6,376
Deferred revenue	54,504	49,964
Capital lease obligations	208	211
Total current liabilities	70,965	67,785

Capital lease obligations, less current portion	208	259
Deferred income taxes	226	850
Other liabilities	1,979	1,981
Total liabilities	73,378	70,875

Commitments and Contingencies

Temporary equity
Noncontrolling interest	1,393	1,330

Shareholders' equity
Preferred stock, par value $0.01; 10,000,000 shares authorized; no shares issued or outstanding	-	-
Class A common stock, $0.01 par value; 100,000,000 shares authorized; and 22,593,922 and 22,561,883 shares issued, respectively	226	226
Additional paid-in capital	276,616	275,127
Accumulated deficit	(141,730)	(141,712)
Accumulated other comprehensive loss	(4,223)	(3,503)
Total shareholders' equity	130,889	130,138

Total liabilities and shareholders' equity	$205,660	$202,343

Kenexa Corporation and Subsidiaries
Consolidated Statements of Operations
(In thousands, except share and per share data)

	Three Months Ended March 31,
	2010	2009
	(unaudited)	(unaudited)
Revenues:
Subscription	$33,252	$33,265
Other	6,412	5,566
Total revenues	39,664	38,831
Cost of revenues	13,811	13,696
Gross profit	25,853	25,135

Operating expenses:
Sales and marketing	9,640	8,705
General and administrative	9,831	10,873
Research and development	2,284	2,568
Depreciation and amortization	4,036	3,228
Goodwill impairment charge	-	33,329
Total operating expenses	25,791	58,703
Income (loss) from operations	62	(33,568)
Interest income, net	146	63
Loss on change in fair market value of ARS and put option, net	(31)	(295)
Income (loss) before income taxes	177	(33,800)
Income tax expense	133	482
Net income (loss)	$44	$(34,282)
Income allocated to noncontrolling interests	(62)	-
Net loss allocable to common shareholders'	$(18)	$(34,282)

Basic net loss per share	$0.00	$(1.52)
Weighted average shares used to compute net loss allocable to common shareholders’ per share – basic	22,577,266	22,509,304
Diluted net loss per share	$0.00	$(1.52)
Weighted average shares used to compute net loss allocable to common shareholders’ per share – diluted	22,577,266	22,509,304

Non-GAAP income from operations and non-GAAP net income reconciliation:

	Three Months Ended
	March 31,
	2010	2009
	(unaudited)	(unaudited)
Non-GAAP income from operations reconciliation:
Income (loss) from operations	$62	$(33,568)
Add back:
Share-based compensation expense	1,291	1,245
Amortization of acquired intangibles	921	1,083
Severance expense	-	1,156
Professional fees associated with variable interest entity	-	687
Goodwill impairment charge	-	33,329
Non-GAAP income from operations	$2,274	$3,932

Weighted average shares used to compute non-GAAP net income per share - basic	22,577,266	22,509,304
Dilutive effect of options and restricted stock units	410,296	19,935
Weighted average shares used to compute non-GAAP net income per share - diluted	22,987,562	22,529,239

Non-GAAP income from operations as a percentage of total revenue	6%	10%

Non-GAAP income reconciliation:
Net loss allocable to common shareholders'	$(18)	$(34,282)
Add back:
Share-based compensation expense	1,291	1,245
Amortization of acquired intangibles	921	1,083
Severance expense	-	1,156
Professional fees associated with variable interest entity	-	687
Goodwill impairment charge	-	33,329
Non-GAAP net income available to common shareholders'	$2,194	$3,218

Non-GAAP basic net income per share available to common shareholders'	$0.10	$0.14
Non-GAAP diluted net income per share available to common shareholders'	$0.10	$0.14

Other non-GAAP measures referenced on earnings call:
Gross profit	$25,853	$25,135
Add: share-based compensation expense	84	110
Add: severance expense	-	651
Non-GAAP gross profit	$25,937	$25,896

Sales and marketing	$9,640	$8,705
Less: share-based compensation expense	(290)	(239)
Less: severance expense	-	(202)
Non-GAAP sales and marketing	$9,350	$8,264

General and administrative	$9,831	$10,873
Less: share-based compensation expense	(820)	(808)
Less: severance expense	-	(165)
Less: professional fees associated with variable interest entity	-	(687)
Non-GAAP general and administrative	$9,011	$9,213

Research and development	$2,284	$2,568
Less: share-based compensation expense	(97)	(88)
Less: severance expense	-	(138)
Non-GAAP research and development	$2,187	$2,342